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                                                                     Exhibit (g)

                                CUSTODY AGREEMENT

         AGREEMENT, dated as of April 1, 2003 by and between THE KENSINGTON FUNDS (the "Trust"), a statutory trust organized and existing under the laws of the State of Delaware, acting with respect to and on behalf of each of the series of the Trust that are identified on Exhibit A hereto (each, a "Portfolio"), and CUSTODIAL TRUST COMPANY, a bank organized and existing under the laws of the State of New Jersey (the "Custodian").

         WHEREAS, the Trust desires that the securities, funds and other assets of the Portfolios be held and administered by Custodian pursuant to this Agreement;

         WHEREAS, each Portfolio is an investment portfolio represented by a series of Shares included among the shares of beneficial interest issued by the Trust, an open-end management investment company registered under the 1940 Act;

         WHEREAS, Custodian represents that it is a bank having the qualifications prescribed in the 1940 Act to act as custodian for management investment companies registered under the 1940 Act;

         NOW, THEREFORE, in consideration of the mutual agreements herein made, the Trust and Custodian hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Whenever used in this Agreement, the following terms, unless the context otherwise requires, shall mean:

         1.1. "AUTHORIZED PERSON" means any person authorized by resolution of the Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Trust and identified, by name or by office, in Exhibit B hereto or any person designated to do so by an investment adviser of any Portfolio who is named by the Trust in Exhibit C hereto.

         1.2. "BOARD OF TRUSTEES" means the Board of Trustees of the Trust or, when permitted under the 1940 Act, the Executive Committee thereof, if any.


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         1.3. "BOOK-ENTRY SYSTEM" means a book-entry system maintained by a
Federal Reserve Bank for securities of the United States government or of agencies or instrumentalities thereof (including government-sponsored enterprises).

         1.4. "BUSINESS DAY" means any day on which banks in the State of New Jersey and New York are open for business.

         1.5. "CUSTODY ACCOUNT" means, with respect to a Portfolio, the account in the name of such Portfolio, which is provided for in Section 3.2 below.

         1.6. "DOMESTIC SECURITIES DEPOSITORY" means The Depository Trust Company and any other clearing agency registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which acts as a securities depository.

         1.7. "ELIGIBLE DOMESTIC BANK" means a bank as defined in the 1940 Act.

         1.8. "ELIGIBLE FOREIGN CUSTODIAN" means any banking institution, trust company or other entity organized under the laws of a country other than the United States which is eligible under the 1940 Act to act as a custodian for securities and other assets of a Portfolio held outside the United States.

         1.9. "ELIGIBLE FOREIGN SECURITIES DEPOSITORY" means an Eligible Securities Depository as defined in Rule 17f-7 under the 1940 Act.

         1.10. FOREIGN ASSETS" has the same meaning as in Rule 17f-5 under the 1940 Act.

         1.11. "FOREIGN CUSTODY MANAGER" has the same meaning as in the 1940
Act.

         1.12. "MASTER REPURCHASE AGREEMENT" means the Master Repurchase Agreement of even date herewith between the Trust and Bear, Stearns & Co. Inc. ("Bear Stearns") as it may from time to time be amended.

         1.13. "MASTER SECURITIES LOAN AGREEMENT" means the Master Securities Loan Agreement of even date herewith between the Trust and Bear, Stearns Securities Corp. ("BS Securities") as it may from time to time be amended.



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         1.14. "1940 ACT" means the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

         1.15. "ORAL INSTRUCTIONS" means instructions orally transmitted to and accepted by Custodian which are (a) reasonably believed by Custodian to have been given by an Authorized Person, (b) recorded and kept among the records of Custodian made in the ordinary course of business, and (c) completed in accordance with Custodian's requirements from time to time as to content of instructions and their manner and timeliness of delivery by the Trust.

         1.16. "PROPER INSTRUCTIONS" means Oral Instructions or Written Instructions. Proper Instructions may be continuing Written Instructions when deemed appropriate by the Trust and Custodian.

         1.17. "SECURITIES DEPOSITORY" means any Domestic Securities Depository or Foreign Securities Depository.

         1.18. "SHARES" means, with respect to a Portfolio, those shares in a series or class of the beneficial interests of the Trust that represent interests in such Portfolio.

         1.19. "WRITTEN INSTRUCTIONS" means written communications received by Custodian that are (a) reasonably believed by Custodian to have been signed or sent by an Authorized Person, (b) sent or transmitted by letter, facsimile, central processing unit connection, on-line terminal or magnetic tape, and (c) completed in accordance with Custodian's requirements from time to time as to content of instructions and their manner and timeliness of delivery by the Trust.


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                                   ARTICLE II
                            APPOINTMENT OF CUSTODIAN

         2.1. APPOINTMENT. The Trust hereby appoints Custodian as custodian of all such securities, funds and other assets of each Portfolio as may be acceptable to Custodian and from time to time delivered to it by the Trust or others for the account of such Portfolio.

         2.2. ACCEPTANCE. Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

                                   ARTICLE III
                  CUSTODY OF SECURITIES, FUNDS AND OTHER ASSETS

         3.1. SEGREGATION. All securities and non-cash property of a Portfolio in the possession of Custodian (other than securities maintained by Custodian with a sub-custodian appointed pursuant to this Agreement or in a Securities Depository or Book-Entry System) shall be physically segregated from other such securities and non-cash property in the possession of Custodian. All cash, securities and other non-cash property of a Portfolio shall be identified as belonging to such Portfolio.

         3.2. CUSTODY ACCOUNT. (a) Custodian shall open and maintain in its trust department a custody account in the name of each Portfolio, subject only to draft or order of Custodian, in which Custodian shall enter and carry all securities, funds and other assets of such Portfolio which are delivered to Custodian and accepted by it.

         (b) If, with respect to any Portfolio, Custodian at any time fails to receive any of the documents referred to in Section 3.10(a) below, then, until such time as it receives such document, it shall not be obligated to receive any securities into the Custody Account of such Portfolio and shall be entitled to return to such Portfolio any securities that it is holding in such Custody Account.

         3.3. SECURITIES IN PHYSICAL FORM. Custodian may, but shall not be obligated to, hold securities that may be held only in physical form.



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         3.4. DISCLOSURE TO ISSUERS OF SECURITIES. Custodian is authorized to disclose the Trust's and any Portfolio's names and addresses, and the securities positions in such Portfolio's Custody Account, to the issuers of such securities when requested by them to do so.

         3.5. EMPLOYMENT OF DOMESTIC SUB-CUSTODIANS. At any time and from time to time, Custodian in its discretion may appoint and employ, and may also cease to employ, any Eligible Domestic Bank as sub-custodian to hold securities and other assets of a Portfolio that are maintained in the United States and to carry out such other provisions of this Agreement as it may determine, provided, however, that the employment of any such sub-custodian has been approved by the Trust. The employment of any such sub-custodian shall be at Custodian's expense and shall not relieve Custodian of any of its obligations or liabilities under this Agreement.

         3.6. EMPLOYMENT OF FOREIGN SUB-CUSTODIANS. (a) Unless otherwise instructed in Written Instructions, Custodian is authorized to hold any Foreign Asset of a Portfolio in any country in which all or a portion of the primary market for such Foreign Asset is situated.

               (b) At any time and from time to time, Custodian in its discretion may appoint and employ in accordance with the 1940 Act, and may also cease to employ, (i) any overseas branch of any Eligible Domestic Bank, or (ii) any Eligible Foreign Custodian selected by the Foreign Custody Manager, in each case as a foreign sub-custodian for Foreign Assets of a Portfolio, provided, however, that the employment of any such overseas branch has been approved by the Trust and, provided further, that, in the case of any such Eligible Foreign Custodian, the Foreign Custody Manager has approved the agreement pursuant to which Custodian employs such Eligible Foreign Custodian.

               (c) Set forth on Exhibit D hereto, with respect to each Portfolio, are the foreign sub-custodians that Custodian may employ pursuant to
Section 3.6(b) above. Exhibit D shall be revised from time to time as foreign sub-custodians are added or deleted.

               (d) If the Trust proposes to have a Portfolio make an investment which is to be held in a country in which Custodian does not have appropriate arrangements in place with either an overseas branch of an Eligible Domestic Bank or an Eligible Foreign Custodian



                                      -5-
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selected by the Foreign Custody Manager, then the Trust shall inform Custodian sufficiently in advance of such investment to allow Custodian to make such arrangements.

               (e) Notwithstanding anything to the contrary in Section 8.1 below, Custodian shall have no greater liability to any Portfolio or the Trust for the actions or omissions of any foreign sub-custodian appointed pursuant to this Agreement than any such foreign sub-custodian has to Custodian, and Custodian shall not be required to discharge any such liability which may be imposed on it unless and until such foreign sub-custodian has effectively indemnified Custodian against it or has otherwise discharged its liability to Custodian in full.

               (f) Upon the request of the Foreign Custody Manager, Custodian shall furnish to the Foreign Custody Manager information concerning all foreign sub-custodians employed pursuant to this Agreement which shall be similar in kind and scope to any such information that may have been furnished to the Foreign Custody Manager in connection with the initial approval by the Foreign Custody Manager of the agreements pursuant to which Custodian employs such foreign sub-custodians or as otherwise required by the 1940 Act.

         3.7. EMPLOYMENT OF OTHER AGENTS. Custodian may employ other suitable agents, which may include affiliates of Custodian such as Bear Stearns or BS Securities, both of which are securities broker-dealers, provided, however, that Custodian shall not employ (a) BS Securities to hold any collateral pledged by BS Securities under the Master Securities Loan Agreement or any other securities loan agreement between the Trust and BS Securities, whether now or hereafter in effect, or (b) Bear Stearns to hold any securities purchased from Bear Stearns under the Master Repurchase Agreement or any other repurchase agreement between the Trust and Bear Stearns, whether now or hereafter in effect. The appointment of any agent pursuant to this Section 3.7 shall not relieve Custodian of any of its obligations or liabilities under this Agreement.

         3.8. BANK ACCOUNTS. In its discretion and from time to time Custodian may open and maintain one or more demand deposit accounts with any Eligible Domestic Bank (any such accounts to be in the name of Custodian and subject only to its draft or order), provided, however, that the opening and maintenance of any such account shall be at Custodian's expense and shall not relieve Custodian of any of its obligations or liabilities under this Agreement.

         3.9. DELIVERY OF ASSETS TO CUSTODIAN. Provided they are acceptable to Custodian, the Trust shall deliver to Custodian the securities, funds and other assets of each Portfolio, including (a) payments of income, payments of principal and capital distributions received by such Portfolio with respect to securities, funds or other assets owned by such Portfolio at any time during the term of this Agreement, and (b) funds received by such Portfolio for the issuance, at any time during such term, of Shares of such Portfolio. Custodian shall not be under any duty or obligation to require the Trust to deliver to it any securities or other assets owned by a Portfolio and shall have no responsibility or liability for or on account of securities or other assets not so delivered.

         3.10. DOMESTIC SECURITIES DEPOSITORIES AND BOOK-ENTRY SYSTEMS. Custodian and any sub-custodian appointed pursuant to Section 3.5 above may deposit and/or maintain securities of any Portfolio in a Domestic Securities Depository or in a Book-Entry System, subject to the following provisions:

               (a) Prior to a deposit of securities of a Portfolio in any Domestic Securities Depository or Book-Entry System, the Trust shall deliver to Custodian a resolution of the Board of Trustees, certified by an officer of the Trust, authorizing and instructing Custodian (and any sub-custodian appointed pursuant to Section 3.5 above) on an on-going basis to deposit in such Domestic Securities Depository or Book-Entry System all securities eligible for deposit therein and to make use of such Domestic Securities Depository or Book-Entry System to the extent possible and practical in connection with the performance of its obligations hereunder (or under the applicable sub-custody agreement in the case of such sub-custodian), including, without limitation, in connection with settlements of purchases and sales of securities, loans of securities, and deliveries and returns of collateral consisting of securities.

               (b) Securities of a Portfolio kept in a Book-Entry System or Domestic Securities Depository shall be kept in an account ("Depository Account") of Custodian (or of any sub-custodian appointed pursuant to Section
3.5 above) in such Book-Entry System or Domestic Securities Depository which includes only assets held by Custodian (or such sub-custodian) as a fiduciary, custodian or otherwise for customers.




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               (c) The records of Custodian with respect to securities of a
Portfolio that are maintained in a Book-Entry System or Domestic Securities Depository shall at all times identify such securities as belonging to such Portfolio.

               (d) If securities purchased by a Portfolio are to be held in a Book-Entry System or Domestic Securities Depository, Custodian (or any sub-custodian appointed pursuant to Section 3.5 above) shall pay for such securities upon (i) receipt of advice from the Book-Entry System or Domestic Securities Depository that such securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of Custodian (or of such sub-custodian) to reflect such payment and transfer for the account of such Portfolio. If securities sold by a Portfolio are held in a Book-Entry System or Domestic Securities Depository, Custodian (or such sub-custodian) shall transfer such securities upon (A) receipt of advice from the Book-Entry System or Domestic Securities Depository that payment for such securities has been transferred to the Depository Account, and (B) the making of an entry on the records of Custodian (or of such sub-custodian) to reflect such transfer and payment for the account of such Portfolio.

               (e) Custodian shall provide the Trust with copies of any report obtained by Custodian (or by any sub-custodian appointed pursuant to Section 3.5 above) from a Book-Entry System or Domestic Securities Depository in which securities of a Portfolio are kept on the internal accounting controls and procedures for safeguarding securities deposited in such Book-Entry System or Domestic Securities Depository.

               (f) At its election, the Trust shall be subrogated to the rights of Custodian (or of any sub-custodian appointed pursuant to Section 3.5 above) with respect to any claim against a Book-Entry System or Domestic Securities Depository or any other person for any loss or damage to a Portfolio arising from the use of such Book-Entry System or Domestic Securities Depository, if and to the extent that such Portfolio has not been made whole for any such loss or damage.

         3.11. FOREIGN SECURITIES DEPOSITORIES. (a) Unless otherwise instructed in Written Instructions, Custodian may place and maintain Foreign Assets of the Trust with an Eligible Foreign Securities Depository, provided that it has delivered to the Trust an analysis of the



                                      -8-
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custody risks associated with maintaining assets with such Eligible Securities
Depository. Custodian shall monitor such custody risks on a continuing basis and promptly notify the Trust of any material change in such risks.

               (b) In performing its obligations under Section 3.11(a) above, Custodian shall exercise reasonable care, prudence and diligence. In the exercise of such care, prudence and diligence, Custodian may rely upon assessments, determinations and monitoring made and performed with respect to an Eligible Foreign Securities Depository by Citibank, N.A. or such other operator of a global custody system as from time to time may be employed by Custodian and approved by the Trust.

         3.12. RELATIONSHIP WITH SECURITIES DEPOSITORIES. No Book-Entry System, Securities Depository, or other securities depository or clearing agency (whether foreign or domestic) which it is or may become standard market practice to use for the comparison and settlement of trades in securities shall be an agent or sub-contractor of Custodian for purposes of Section 3.7 above or otherwise.

         3.13. PAYMENTS FROM CUSTODY ACCOUNT. Upon receipt of Proper Instructions with respect to a Portfolio but subject to its right to foreclose upon and liquidate collateral pledged to it pursuant to Section 9.3 below, Custodian shall make payments from the Custody Account of such Portfolio, but only in the following cases, provided, FIRST, that such payments are in connection with the clearance and/or custody of securities or other assets, SECOND, that there are sufficient funds in such Custody Account, whether belonging to such Portfolio or advanced to it by Custodian in its sole and absolute discretion as set forth in Section 3.19 below, for Custodian to make such payments, and, THIRD, that after the making of such payments, such Portfolio would not be in violation of any margin or other requirements agreed upon pursuant to Section 3.19 below:

               (a) For the purchase of securities for such Portfolio but only
(i) in the case of securities (other than options on securities, futures contracts and options on futures contracts), against the delivery to Custodian (or any sub-custodian appointed pursuant to this Agreement) of such securities registered as provided in Section 3.21 below or in proper form for transfer or, if the purchase of such securities is effected through a Book-Entry System or Domestic Securities



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Depository, in accordance with the conditions set forth in Section 3.10 above, and (ii) in the case of options, futures contracts and options on futures contracts, against delivery to Custodian (or such sub-custodian) of evidence of title thereto in favor of such Portfolio, the Custodian, any such sub-custodian, or any nominee referred to in Section 3.21 below;

               (b) In connection with the conversion, exchange or surrender, as set forth in Section 3.14(f) below, of securities owned by such Portfolio;

               (c) For transfer in accordance with the provisions of any agreement among the Trust, Custodian and a securities broker-dealer, relating to compliance with rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions of such Portfolio;

               (d) For transfer in accordance with the provisions of any agreement among the Trust, Custodian and a futures commission merchant, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding margin or other deposits in connection with transactions of such Portfolio;

               (e) For the funding of any time deposit (whether certificated or not) or other interest-bearing account with any banking institution (including Custodian), provided that Custodian shall receive and retain such certificate, advice, receipt or other evidence of deposit (if any) as such banking institution may deliver with respect to any such deposit or account;

               (f) For the purchase from a banking or other financial institution of loan participations, but only if Custodian has in its possession a copy of the agreement between the Trust and such banking or other financial institution with respect to the purchase of such loan participations and provided that Custodian shall receive and retain such participation certificate or other evidence of participation (if any) as such banking or other financial institution may deliver with respect to any such loan participation;


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               (g) For the purchase and/or sale of foreign currencies or of options to purchase and/or sell foreign currencies, for spot or future delivery, for the account of such Portfolio pursuant to contracts between the Trust and any banking or other financial institution (including Custodian, any sub-custodian appointed pursuant to this Agreement and any affiliate of Custodian);

               (h) For transfer to a securities broker-dealer as margin for a short sale of securities for such Portfolio, or as payment in lieu of dividends paid on securities sold short for such Portfolio;

               (i) (For the payment as provided in Article IV below of any dividends, capital gain distributions or other distributions declared on the Shares of such Portfolio;

               (j) For the payment as provided in Article IV below of the redemption price of the Shares of such Portfolio;

               (k) For the payment of any expense or liability incurred by such Portfolio, including but not limited to the following payments for the account of such Portfolio: interest, taxes, and administration, investment advisory, accounting, auditing, transfer agent, custodian, trustee, legal and distribution and service (12b-1)fees, and other operating expenses of such Portfolio; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses; and

               (l) For any other proper purpose, but only upon receipt of Proper Instructions, specifying the amount and purpose of such payment, certifying such purpose to be a proper purpose of such Portfolio, and naming the person or persons to whom such payment is to be made.

         3.14. DELIVERIES FROM CUSTODY ACCOUNT. Upon receipt of Proper Instructions with respect to a Portfolio but subject to its right to foreclose upon and liquidate collateral pledged to it pursuant to Section 9.3 below, Custodian shall release and deliver securities and other assets from the Custody Account of such Portfolio, but only in the following cases, provided, FIRST, that such deliveries are in connection with the clearance and/or custody of securities or other assets,



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SECOND, there are sufficient amounts and types of securities or other assets in such Custody Account for Custodian to make such deliveries, and, THIRD, that after the making of such deliveries, such Portfolio would not be in violation of any margin or other requirements agreed upon pursuant to Section 3.19 below:

               (a) Upon the sale of securities for the account of such Portfolio but, subject to Section 3.15 below, only against receipt of payment therefor or, if such sale is effected through a Book-Entry System or Domestic Securities Depository, in accordance with the provisions of Section 3.10 above;

               (b) To an offeror's depository agent in connection with tender or other similar offers for securities of such Portfolio; provided that, in any such case, the funds or other consideration for such securities is to be delivered to Custodian;

               (c) To the issuer thereof or its agent when such securities are called, redeemed or otherwise become payable, provided that in any such case the funds or other consideration for such securities is to be delivered to Custodian;

               (d) To the issuer thereof or its agent for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to Custodian;

               (e) To the securities broker through whom securities are being sold for such Portfolio, for examination in accordance with the "street delivery" custom;

               (f) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement, including surrender or receipt of underlying securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new securities and funds, if any, are to be delivered to Custodian;


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

               (g) In the case of warrants, rights or similar securities, to the issuer of such warrants, rights or similar securities, or its agent, upon the exercise thereof, provided that, in any such case, the new securities and funds, if any, are to be delivered to Custodian;

               (h) To the borrower thereof, or its agent, in connection with any loans of securities for such Portfolio pursuant to any securities loan agreement entered into by the Trust, but only against receipt by Custodian of such collateral as is required under such securities loan agreement;

               (i) To any lender, or its agent, as collateral for any borrowings from such lender by such Portfolio that require a pledge of assets of such Portfolio, but only against receipt by Custodian of the amounts borrowed;

               (j) Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of such Portfolio or the Trust;

               (k) For delivery in accordance with the provisions of any agreement among the Trust, Custodian and a securities broker-dealer, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions of such Portfolio;

               (l) For delivery in accordance with the provisions of any agreement among the Trust, Custodian, and a futures commission merchant, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding margin or other deposits in connection with transactions of such Portfolio;

               (m) For delivery to a securities broker-dealer as margin for a short sale of securities for such Portfolio;

               (n) To the issuer of American Depositary Receipts or International Depositary Receipts (hereinafter, collectively, "ADRs") for such securities, or its agent, against a written receipt therefor adequately describing such securities, provided that such securities are delivered



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

together with instructions to issue ADRs in the name of Custodian or its nominee and to deliver such ADRs to Custodian;

               (o) In the case of ADRs, to the issuer thereof, or its agent, against a written receipt therefor adequately describing such ADRs, provided that such ADRs are delivered together with instructions to deliver the securities underlying such ADRs to Custodian or an agent of Custodian; or

               (p) For any other proper purpose, but only upon receipt of Proper Instructions, specifying the securities or other assets to be delivered, setting forth the purpose for which such delivery is to be made, certifying such purpose to be a proper purpose of such Portfolio, and naming the person or persons to whom delivery of such securities or other assets is to be made.

         3.15. DELIVERY PRIOR TO FINAL PAYMENT. When instructed by the Trust to deliver securities of a Portfolio against payment, Custodian shall be entitled, but only if in accordance with generally accepted market practice, to deliver such securities prior to actual receipt of final payment therefor and, exclusively in the case of securities in physical form, prior to receipt of payment therefor. In any such case, such Portfolio shall bear the risk that final payment for such securities may not be made or that such securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and Custodian shall have no liability for any of the foregoing.

         3.16. CREDIT PRIOR TO FINAL PAYMENT. In its sole discretion and from time to time, Custodian may credit the Custody Account of a Portfolio, prior to actual receipt of final payment thereof, with (A) proceeds from the sale of securities of such Portfolio which it has been instructed to deliver against payment, (B) proceeds from the redemption of securities or other assets in such Custody Account, and (C) income from securities, funds or other assets in such Custody Account. Any such credit shall be conditional upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full. Custodian may, in its sole discretion and from time to time, permit a Portfolio to use funds so credited to its Custody Account in anticipation of actual receipt of final payment. Any funds so used shall constitute an advance subject to Section 3.19 below.

         3.17. DEFINITION OF FINAL PAYMENT. For purposes of this Agreement, "final payment" means payment in funds which are (or have become) immediately available, under applicable law are irreversible, and are not subject to any security interest, levy, lien or other encumbrance.

         3.18. PAYMENTS AND DELIVERIES OUTSIDE THE UNITED STATES. Notwithstanding anything to the contrary that may be required by Section 3.13 or
Section 3.14 above, or elsewhere in this Agreement, in the case of securities and other assets maintained outside the United States and in the case of payments made outside the United States, Custodian and any sub-custodian appointed pursuant to this Agreement may receive and deliver such securities or other assets, and may make such payments, in accordance with the laws, regulations, customs, procedures and practices applicable in the relevant local market outside the United States.

         3.19. CLEARING CREDIT. Custodian may, in its sole discretion and from time to time, advance funds to the Trust to facilitate the settlement of a Portfolio's transactions in the Custody Account of such Portfolio. Any such advance (a) shall be repayable immediately upon demand made by Custodian, (b) shall be fully secured as provided in Section 9.3 below, and (c) shall bear interest at such rate, and be subject to such other terms and conditions, as Custodian and the Trust may agree.

         3.20. ACTIONS NOT REQUIRING PROPER INSTRUCTIONS. Unless otherwise instructed by the Trust, Custodian shall with respect to all securities and other assets held for a Portfolio:

               (a) Subject to Section 8.4 below, receive into the Custody Account of such Portfolio any funds or other property, including payments of principal, interest and dividends, due and payable on or on account of such securities and other assets;

               (b) Deliver securities of such Portfolio to the issuers of such securities or their agents for the transfer thereof into the name of such Portfolio, Custodian or any of the nominees referred to in Section 3.21 below;

               (c) Endorse for collection, in the name of such Portfolio, checks, drafts and other negotiable instruments;

               (d) Surrender interim receipts or securities in temporary form for securities in definitive form;

               (e) Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws of the United States, or the laws or regulations of any other taxing authority, in connection with the transfer of such securities or other assets or the receipt of income or other payments with respect thereto;

               (f) Receive and hold for such Portfolio all rights and similar securities issued with respect to securities or other assets of such Portfolio;

               (g) As may be required in the execution of Proper Instructions, transfer funds from the Custody Account of such Portfolio to any demand deposit account maintained by Custodian pursuant to Section 3.8 above; and

               (h) In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase and transfer of, and other dealings in, such securities and other assets.

         3.21. REGISTRATION AND TRANSFER OF SECURITIES. All securities held for a Portfolio that are issuable only in bearer form shall be held by Custodian in that form, provided that any such securities shall be held in a Securities Depository or Book-Entry System if eligible therefor. All other securities and all other assets held for a Portfolio may be registered in the name of (a) Custodian as agent, (b) any sub-custodian appointed pursuant to this Agreement,
(c) any Securities Depository, or (d) any nominee or agent of any of them. The Trust shall furnish to Custodian appropriate instruments to enable Custodian to hold or deliver in proper form for transfer, or to register as in this Section
3.21 provided, any securities or other assets delivered to Custodian which are registered in the name of a Portfolio.

         3.22. RECORDS. (a) Custodian shall maintain complete and accurate records with respect to securities, funds and other assets held for a Portfolio, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of securities and all receipts and disbursements of funds; (ii) ledgers (or other records) reflecting (A) securities in transfer, if any, (B) securities in physical possession, (C) monies and securities borrowed and monies and securities loaned (together with a record of the collateral therefor and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest accrued; and (iii) canceled checks and bank records related thereto. Custodian shall keep such other books and records with respect to securities, funds and other assets of a Portfolio which are held hereunder as the Trust may reasonably request.

               (b) All such books and records maintained by Custodian for a Portfolio shall (i) be maintained in a form acceptable to the Trust and in compliance with rules and regulations of the Securities and Exchange Commission,
(ii) be the property of such Portfolio and at all times during the regular business hours of Custodian be made available upon request for inspection by duly authorized officers, employees or agents of the Trust and employees or agents of the Securities and Exchange Commission, and (iii) if required to be maintained under the 1940 Act, be preserved for the periods prescribed therein.

         3.23. ACCOUNT REPORTS BY CUSTODIAN. Custodian shall furnish the Trust with a daily activity statement, including a summary of all transfers to or from the Custody Account of each Portfolio (in the case of securities and other assets maintained in the United States, on the day following such transfers). At least monthly and from time to time, Custodian shall furnish the Trust with a detailed statement of the securities, funds and other assets held for each Portfolio under this Agreement.

         3.24. OTHER REPORTS BY CUSTODIAN. Custodian shall provide the Trust with such reports as the Trust may reasonably request from time to time on the internal accounting controls and procedures for safeguarding securities which are employed by Custodian or any sub-custodian appointed pursuant to this Agreement.

         3.25. PROXIES AND OTHER MATERIALS. (a) Unless otherwise instructed by the Trust, Custodian shall promptly deliver to the Trust all notices of meetings, proxy materials (other than proxies) and other announcements, which it receives regarding securities held by it in the Custody Account of a Portfolio. Whenever Custodian or any of its agents receives a proxy with respect to securities in the Custody Account of a Portfolio, Custodian shall promptly request instructions from the Trust on how such securities are to be voted, and shall give such proxy, or cause it to be given, in accordance with such instructions. If the Trust timely informs Custodian that the Trust wishes to vote any such securities in person, Custodian shall promptly seek to have a legal proxy covering such securities issued to the Trust. Unless otherwise instructed by the Trust, neither Custodian nor any of its agents shall exercise any voting rights with respect to securities held hereunder.

               (b) Unless otherwise instructed by the Trust, Custodian shall promptly transmit to the Trust all other written information received by Custodian from issuers of securities held in the Custody Account of any Portfolio. With respect to tender or exchange offers for such securities or with respect to other corporate transactions involving such securities, Custodian shall promptly transmit to the Trust all written information received by Custodian from the issuers of such securities or from any party (or its agents) making any such tender or exchange offer or participating in such other corporate transaction. If the Trust, with respect to such tender or exchange offer or other corporate transaction, desires to take any action that may be taken by it pursuant to the terms of such offer or other transaction, the Trust shall notify Custodian (i) in the case of securities maintained outside the United States, such number of Business Days prior to the date on which Custodian is to take such action as will allow Custodian to take such action in the relevant local market for such securities in a timely fashion, and (ii) in the case of all other securities, at least five Business Days prior to the date on which Custodian is to take such action.

         3.26. CO-OPERATION. Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Trust to keep the books of account of a Portfolio and/or to compute the value of the assets of a Portfolio.

                                   ARTICLE IV
                         REDEMPTION OF PORTFOLIO SHARES;
                        DIVIDENDS AND OTHER DISTRIBUTIONS

         4.1. TRANSFER OF FUNDS. From such funds as may be available for the purpose in the Custody Account of a Portfolio, and upon receipt of Proper Instructions specifying that the funds are required to redeem Shares of such Portfolio or to pay dividends or other distributions to holders of Shares of such Portfolio, Custodian shall transfer each amount specified in such Proper Instructions to such account of such Portfolio or of an agent thereof (other than Custodian), at such bank, as the Trust may designate therein with respect to such amount.

         4.2. SOLE DUTY OF CUSTODIAN. Custodian's sole obligation with respect to the redemption of Shares of a Portfolio and the payment of dividends and other distributions thereon shall be its obligation set forth in Section 4.1 above, and Custodian shall not be required to make any payments to the various holders from time to time of Shares of a Portfolio nor shall Custodian be responsible for the payment or distribution by the Trust, or any agent designated in Proper Instructions given pursuant to Section 4.1 above, of any amount paid by Custodian to the account of the Trust or such agent in accordance with such Proper Instructions.

                                   ARTICLE V
                              SEGREGATED ACCOUNTS

         Upon receipt of Proper Instructions to do so, Custodian shall establish and maintain a segregated account or accounts for and on behalf of any Portfolio, into which account or accounts may be transferred funds and/or securities, including securities maintained in a Securities Depository:

               (a) in accordance with the provisions of any agreement among the Trust, Custodian and a securities broker-dealer (or any futures commission merchant), relating to compliance with the rules of The Options Clearing Corporation or of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions of such Portfolio,

               (b) for purposes of segregating funds or securities in connection with securities options purchased or written by such Portfolio or in connection with financial futures contracts (or options thereon) purchased or sold by such Portfolio,

               (c) which constitute collateral for loans of securities made by such Portfolio,

               (d) for purposes of compliance by such Portfolio with requirements under the 1940 Act for the maintenance of segregated accounts by registered management investment companies in connection with reverse repurchase agreements, when-issued, delayed delivery and firm commitment transactions, and short sales of securities, and

               (e) for other proper purposes, but only upon receipt of Proper Instructions, specifying the purpose or purposes of such segregated account and certifying such purposes to be proper purposes of such Portfolio.

                                   ARTICLE VI
                         CERTAIN REPURCHASE TRANSACTIONS

         6.1. TRANSACTIONS. If and to the extent that the necessary funds and securities of a Portfolio have been entrusted to it under this Agreement, and subject to Custodian's right to foreclose upon and liquidate collateral pledged to it pursuant to Section 9.3 below, Custodian, as agent of such Portfolio, shall from time to time (and unless the Trust gives it Proper Instructions to do otherwise) make from the Custody Account of such Portfolio the transfers of funds and deliveries of securities which such Portfolio is required to make pursuant to the Master Repurchase Agreement and shall receive for the Custody Account of such Portfolio the transfers of funds and deliveries of securities which the seller under the Master Repurchase Agreement is required to make pursuant thereto. Custodian shall make and receive all such transfers and deliveries pursuant to, and subject to the terms and conditions of, the Master Repurchase Agreement.

         6.2. COLLATERAL. Custodian shall daily mark to market the securities purchased under the Master Repurchase Agreement and held in the Custody Account of a Portfolio, and shall give to the seller thereunder any such notice as may be required thereby in connection with such mark-to-market.

         6.3. EVENTS OF DEFAULT. Custodian shall promptly notify the Trust of any event of default under the Master Repurchase Agreement (as such term "event of default" is defined therein) of which it has actual knowledge.

         6.4. MASTER REPURCHASE AGREEMENT. Custodian hereby acknowledges its receipt from the Trust of a copy of the Master Repurchase Agreement. The Trust shall provide Custodian, prior to the effectiveness thereof, with a copy of any amendment to the Master Repurchase Agreement.

                                  ARTICLE VII
                     CERTAIN SECURITIES LENDING TRANSACTIONS

         7.1. TRANSACTIONS. If and to the extent that the necessary funds and securities of a Portfolio have been entrusted to it under this Agreement, and subject to Custodian's right to foreclose upon and liquidate collateral pledged to it pursuant to Section 9.3 below, Custodian, as agent of such Portfolio, shall from time to time (and unless the Trust gives it Proper Instructions to do otherwise) make from the Custody Account of such Portfolio the transfers of funds and deliveries of securities which such Portfolio is required to make pursuant to the Master Securities Loan Agreement and shall receive for the Custody Account of such Portfolio the transfers of funds and deliveries of securities which the borrower under the Master Securities Loan Agreement is required to make pursuant thereto. Custodian shall make and receive all such transfers and deliveries pursuant to, and subject to the terms and conditions of, the Master Securities Loan Agreement.

         7.2. COLLATERAL. Custodian shall daily mark to market, in the manner provided for in the Master Securities Loan Agreement, all loans of securities which may from time to time be outstanding thereunder.

         7.3. DEFAULTS. Custodian shall promptly notify the Trust of any default under the Master Securities Loan Agreement (as such term "default" is defined therein) of which it has actual knowledge.

         7.4. MASTER SECURITIES LOAN AGREEMENT. Custodian hereby acknowledges its receipt from the Trust of a copy of the Master Securities Loan Agreement. The Trust shall provide Custodian, prior to the effectiveness thereof, with a copy of any amendment to the Master Securities Loan Agreement.

                                  ARTICLE VIII
                            CONCERNING THE CUSTODIAN

         8.1. STANDARD OF CARE. Custodian shall be held to the exercise of reasonable care in carrying out its obligations under this Agreement, and shall be without liability to any Portfolio or the Trust for any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim which does not arise from willful misfeasance, bad faith or negligence on the part of Custodian. Custodian shall be entitled to rely on and may act upon advice of counsel in all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. In no event shall Custodian be liable for special, incidental or consequential damages, even if Custodian has been advised of the possibility of such damages, or be liable in any manner whatsoever for any action taken or omitted upon instructions from the Trust or any agent of the Trust.

         8.2. ACTUAL COLLECTION REQUIRED. Custodian shall not be liable for, or considered to be the custodian of, any funds belonging to a Portfolio or any money represented by a check, draft or other instrument for the payment of money, until Custodian or its agents actually receive such funds or collect on such instrument.

         8.3. NO RESPONSIBILITY FOR TITLE, ETC. So long as and to the extent that it is in the exercise of reasonable care, Custodian shall not be responsible for the title, validity or genuineness of any assets or evidence of title thereto received or delivered by it or its agents.

         8.4. LIMITATION ON DUTY TO COLLECT. Custodian shall promptly notify the Trust whenever any money or property due and payable from or on account of any securities or other assets held hereunder for a Portfolio is not timely received by it. Custodian shall not, however, be required to enforce collection, by legal means or otherwise, of any such money or other property not paid when due, but shall receive the proceeds of such collections as may be effected by it or its agents in the ordinary course of Custodian's custody and safekeeping business or of the custody and safekeeping business of such agents.

         8.5. EXPRESS DUTIES ONLY. Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against Custodian. Custodian shall have no discretion whatsoever with respect to the management, disposition or investment of the Custody Account of any Portfolio and is not a fiduciary to any Portfolio or the Trust. In particular, Custodian shall not be under any obligation at any time to monitor or to take any other action with respect to compliance by any Portfolio or the Trust with the 1940 Act, the provisions of the Trust's trust instruments and by-laws, or any Portfolio's investment objectives, policies and limitations as in effect from time to time.

                                   ARTICLE IX
                                 INDEMNIFICATION

         9.1. INDEMNIFICATION. Each Portfolio shall indemnify and hold harmless Custodian, any sub-custodian appointed pursuant to this Agreement and any nominee of any of them, from and against any loss, damages, cost, expense (including attorneys' fees and disbursements), liability (including, without limitation, liability arising under the Securities Act of 1933, the Securities Exchange Act of 1934, the 1940 Act, and any federal, state or foreign securities and/or banking laws) or claim arising directly or indirectly (a) from the fact that securities or other assets in the Custody Account of such Portfolio are registered in the name of any such nominee, or (b) from any action or inaction, with respect to such Portfolio, by Custodian or such sub-custodian or nominee
(i) at the request or direction of or in reliance on the advice of the Trust or any of its agents, or (ii) upon Proper Instructions, or (c) generally, from the performance of its obligations under this Agreement with respect to such Portfolio, provided that Custodian, any such sub-custodian or any nominee of any of them shall not be indemnified and held harmless from and against any such loss, damage, cost, expense, liability or claim arising from willful misfeasance, bad faith or negligence on the part of Custodian or any such sub-custodian or nominee.

         9.2. INDEMNITY TO BE PROVIDED. If the Trust requests Custodian to take any action with respect to securities or other assets of a Portfolio, which may, in the opinion of Custodian, result in Custodian or its nominee becoming liable for the payment of money or incurring liability of some other form, Custodian shall not be required to take such action until such Portfolio shall have provided indemnity therefor to Custodian in an amount and form satisfactory to Custodian.

         9.3. SECURITY. As security for the payment of any present or future obligation or liability of any kind which a Portfolio may have to Custodian with respect to or in connection with the Custody Account of such Portfolio or this Agreement, or which such Portfolio may otherwise have to Custodian, the Trust hereby pledges to Custodian all securities, funds and other assets of every kind which are in such Custody Account or otherwise held for such Portfolio pursuant to this Agreement, and hereby grants to Custodian a lien, right of set-off and continuing security interest in such securities, funds and other assets.

                                   ARTICLE X
                                 FORCE MAJEURE

         Custodian shall not be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; actions by any governmental authority, DE JURE or DE FACTO; or inability to obtain labor, material, equipment or transportation.

                                   ARTICLE XI
                         REPRESENTATIONS AND WARRANTIES

         11.1. REPRESENTATIONS WITH RESPECT TO PORTFOLIOS. The Trust represents and warrants that (a) it has all necessary power and authority to perform the obligations hereunder of each Portfolio, (b) the execution and delivery by it of this Agreement, and the performance by it of the obligations hereunder of each Portfolio, have been duly authorized by all necessary action and will not violate any law, regulation, charter, by-law, or other instrument, restriction or provision applicable to it or such Portfolio or by which it or such Portfolio, or their respective assets, may be bound, and (c) this Agreement constitutes a legal, valid and binding obligation of each Portfolio, enforceable against it in accordance with its terms.

         11.2. REPRESENTATIONS OF CUSTODIAN. Custodian represents and warrants that (a) it has all necessary power and authority to perform its obligations hereunder, (b) the execution and delivery by it of this Agreement, and the performance by it of its obligations hereunder, have been duly authorized by all necessary action and will not violate any law, regulation, charter, by-law, or other instrument, restriction or provision applicable to it or by which it or its assets may be bound, and (c) this Agreement constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

                                  ARTICLE XII
                            COMPENSATION OF CUSTODIAN

         Each Portfolio shall pay Custodian such fees and charges as are set forth in Exhibit E hereto, as such Exhibit E may from time to time be revised by Custodian upon 14 days' prior written notice to the Trust. Any annual fee or other charges payable by a Portfolio shall be paid monthly by automatic deduction from funds available therefor in the Custody Account of such Portfolio, or, if there are no such funds, upon presentation of an invoice therefor. Out-of-pocket expenses incurred by Custodian in the performance of its services hereunder for any Portfolio and all other proper charges and disbursements of the Custody Account of such Portfolio shall be charged to such Custody Account by Custodian and paid in the same manner as the annual fee and other charges referred to in this Article XII.

                                  ARTICLE XIII
                                      TAXES

         13.1. TAXES PAYABLE BY PORTFOLIOS. Any and all taxes, including any interest and penalties with respect thereto, which may be levied or assessed under present or future laws or in respect of the Custody Account of any Portfolio or any income thereof shall be charged to such Custody Account by Custodian and paid in the same manner as the annual fee and other charges referred to in Article XII above.

         13.2. TAX RECLAIMS. Upon the written request of the Trust, Custodian shall exercise, on behalf of any Portfolio, any tax reclaim rights of such Portfolio which arise in connection with foreign securities in the Custody Account of such Portfolio.

                                  ARTICLE XIV
                           AUTHORIZED PERSONS; NOTICES

         14.1. AUTHORIZED PERSONS. Custodian may rely upon and act in accordance with any notice, confirmation, instruction or other communication which is reasonably believed by Custodian to have been given or signed on behalf of the Trust by one of the Authorized Persons designated by the Trust in Exhibit B hereto, as it may from time to time be revised. The Trust may revise Exhibit B hereto at any time by notice in writing to Custodian given in accordance with Section 14.4 below, but no revision of Exhibit B hereto shall be effective until Custodian actually receives such notice.

         14.2. INVESTMENT ADVISERS. Custodian may also rely upon and act in accordance with any Written or Oral Instructions given with respect to a Portfolio which are reasonably believed by Custodian to have been given or signed by one of the persons designated from time to time by any of the investment advisers of such Portfolio who are specified in Exhibit C hereto(if any) as it may from time to time be revised. The Trust may revise Exhibit C hereto at any time by notice in writing to Custodian given in accordance with
Section 14.4 below, and each investment adviser specified in Exhibit C hereto (if any) may at any time by like notice designate an Authorized Person or remove an Authorized Person previously designated by it, but no revision of Exhibit C hereto (if any) and no designation or removal by such investment adviser shall be effective until Custodian actually receives such notice.

         14.3. ORAL INSTRUCTIONS. Custodian may rely upon and act in accordance with Oral Instructions. All Oral Instructions shall be confirmed to Custodian in Written Instructions. However, if Written Instructions confirming Oral Instructions are not received by Custodian prior to a transaction, it shall in no way affect the validity of the transaction authorized by such Oral Instructions or the authorization given by an Authorized Person to effect such transaction. Custodian shall incur no liability to any Portfolio or the Trust in acting upon Oral Instructions. To the extent such Oral Instructions vary from any confirming Written Instructions, Custodian shall advise the Trust of such variance but unless confirming Written Instructions are timely received, such Oral Instructions shall govern.

         14.4. ADDRESSES FOR NOTICES. Unless otherwise specified herein, all demands, notices, instructions, and other communications to be given hereunder shall be sent, delivered or given to the recipient at the address, or the relevant telephone number, set forth after its name hereinbelow:

                    If to the Trust:

                    THE KENSINGTON FUNDS
                           for [INSERT NAME OF PORTFOLIO]
                           c/o Bisys Fund Services
                    3435 Stelzer Road (Ste 1000)
                    Columbus, OH 43219
                    Attention: FRANK DEUTCHKI
                    Telephone: (614) 470-8889
                    Facsimile: (614) 470-8739

                    With a copy to:

                    KENSINGTON INVESTMENT GROUP
                    4 Orinda Way (Ste 220D)
                    Orinda, CA 94563
                    Attention: JOHN KRAMER
                    Telephone: (925) 253-2949
                    Facsimile: (925) 253-9878

                    If to Custodian:

                    CUSTODIAL TRUST COMPANY
                    101 Carnegie Center
                    Princeton, New Jersey 08540-6231
                    Attention: VICE PRESIDENT - TRUST OPERATIONS
                    Telephone: (609) 951-2320
                    Facsimile: (609) 951-2327

or at such other address as either party hereto shall have provided to the other by notice given in accordance with this Section 14.4. Writing shall include transmissions by or through teletype, facsimile, central processing unit connection, on-line terminal and magnetic tape.

         14.5. REMOTE CLEARANCE. With the prior consent in writing of Custodian, the Trust may give Remote Clearance Instructions (as defined hereinbelow) and Bulk Input Instructions (as defined hereinbelow) for the receipt, delivery or transfer of securities, provided that such Instructions are given in accordance with the procedures prescribed by Custodian from time to time as to content of instructions and their manner and timeliness of delivery by the Trust. Custodian shall be entitled to conclusively assume that all Remote Clearance Instructions and Bulk Input Instructions have been given by an Authorized Person, and Custodian is hereby irrevocably authorized to act in accordance therewith. For purposes of this Agreement, "Remote Clearance Instructions" means instructions that are input directly via a remote terminal which is located on the premises of the Trust, or of an investment adviser named in Exhibit C hereto, and is linked to Custodian; and "Bulk Input Instructions" means instructions that are input by bulk input computer tape delivered to Custodian by messenger or transmitted to it via such transmission mechanism as the Trust and Custodian shall from time to time agree upon.

                                   ARTICLE XV
                                   TERMINATION

         Either party hereto may terminate this Agreement with respect to one or more of the Portfolios by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than sixty (60) days after the date of the giving of such notice. Upon the date set forth in such notice this Agreement shall terminate with respect to each Portfolio specified in such notice, and Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on that date (a) deliver directly to the successor custodian or its agents all securities (other than securities held in a Book-Entry System or Securities Depository) and other assets then owned by such Portfolio and held by Custodian as custodian, and (b) transfer any securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of such Portfolio, provided that such Portfolio shall have paid to Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled.

                                  ARTICLE XVI
                            LIMITATION OF LIABILITIES

         To the extent that the trustees of the Trust are regarded as entering into this Agreement, they do so only as trustees of the Trust and not individually. The obligations under this Agreement of the Trust or any Portfolio shall not be binding upon any trustee, officer or employee of the Trust individually, or upon any holder of Shares individually, but shall be binding only upon the assets and property of such Portfolio. Such trustees, officers, employees and holders, when acting in such capacities, shall not be personally liable under this Agreement, and Custodian shall look solely to the assets and property of each Portfolio for the performance of this Agreement with respect to such Portfolio and the payment of any claim against such Portfolio under this Agreement.

                                  ARTICLE XVII
                                  MISCELLANEOUS

         17.1. BUSINESS DAYS. Nothing contained in this Agreement shall require Custodian to perform any function or duty on a day other than a Business Day.

         17.2. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof.

         17.3. REFERENCES TO CUSTODIAN. The Trust shall not circulate any printed matter which contains any reference to Custodian without the prior written approval of Custodian, excepting printed matter contained in the prospectus or statement of additional information for a Portfolio and such other printed matter as merely identifies Custodian as custodian for a Portfolio. The Trust shall submit printed matter requiring approval to Custodian in draft form, allowing sufficient time for review by Custodian and its counsel prior to any deadline for printing.

         17.4. NO WAIVER. No failure by either party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

         17.5. AMENDMENTS. This Agreement cannot be changed orally and, except as otherwise provided herein with respect to the Exhibits attached hereto, no amendment to this Agreement shall be effective unless evidenced by an instrument in writing executed by the parties hereto.

         17.6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

         17.7. SEVERABILITY. If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

         17.8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that this Agreement shall not be assignable by either party hereto without the written consent of the other party. Any purported assignment in violation of this Section 17.8 shall be void.

         17.9. JURISDICTION. Any suit, action or proceeding with respect to this Agreement may be brought in the Supreme Court of the State of New York, County of New York, or in the United States District Court for the Southern District of New York, and the parties hereto hereby submit to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding, and hereby waive for such purpose any other preferential jurisdiction by reason of their present or future domicile or otherwise. Each of the parties hereto irrevocably waives its right to trial by jury in any suit, action or proceeding with respect to this Agreement.

         17.10. HEADINGS. The headings of sections in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its representative thereunto duly authorized, all as of the day and year first above written.


                          THE KENSINGTON FUNDS
                          for each of the series identified on Exhibit A hereto


                          By:
                                   --------------------------------------------


                          Name:
                                   --------------------------------------------


                          Title:
                                   --------------------------





                          CUSTODIAL TRUST COMPANY


                          By:
                                   --------------------------------------------


                          Name:
                                   --------------------------------------------


                          Title:
                                   --------------------------

                                    EXHIBIT A

                                   PORTFOLIOS


         - KENSINGTON STRATEGIC REALTY FUND

         - KENSINGTON SELECT INCOME FUND

         - KENSINGTON REAL ESTATE SECURITIES FUND

                                    EXHIBIT B

                               AUTHORIZED PERSONS


         Set forth below are the names and specimen signatures of the persons authorized by the Trust to administer the Custody Accounts of the Portfolios.

              NAME                                  SIGNATURE

------------------------------------    ---------------------------------------

------------------------------------    ---------------------------------------

------------------------------------    ---------------------------------------

------------------------------------    ---------------------------------------

                                    EXHIBIT C


                               INVESTMENT ADVISERS


ALL PORTFOLIOS


KENSINGTON INVESTMENT GROUP, INC.

                                    EXHIBIT D



           APPROVED FOREIGN SUB-CUSTODIANS AND SECURITIES DEPOSITORIES





FOREIGN SUB-CUSTODIAN          COUNTRY(IES)            SECURITIES DEPOSITORIES
---------------------          ------------            -----------------------
None                           None                    None

                                    EXHIBIT E


                      CUSTODY FEES AND TRANSACTION CHARGES



         DOMESTIC FEES. Each Portfolio shall pay Custodian the following fees for assets maintained by such Portfolio in the United States ("Domestic Assets") and charges for transactions by such Portfolio in the United States, all such fees and charges to be payable monthly (for purposes only of calculating and levying such fees and charges, all assets and transactions in any tri-party custody account that Custodian may maintain for such Portfolio shall be deemed to be, or to have occurred, in the Custody Account):

         (1) an annual fee of the greater of 0.015% (1.5 basis points) per annum of the value of the Domestic Assets in the Custody Account of such Portfolio or $5,000, any such percentage fee to be based upon the total market value of such Domestic Assets as determined on the last Business Day of the month for which such fee is charged;

         (2) a transaction charge of $6 for each receive or deliver of book-entry securities into or from the Custody Account of such Portfolio (but not for any such receive or deliver of book-entry securities loaned by such Portfolio or constituting collateral for a loan of securities, or any such receive or deliver in a repurchase transaction representing (a) a cash sweep investment for such Portfolio's account or (b) the investment by such Portfolio of cash collateral for a loan of securities);

         (3) a transaction charge of $25 for each receive or deliver into or from such Portfolio's Custody Account of securities in physical form;

         (4) a transaction charge for each repurchase transaction in the Custody Account of such Portfolio which represents a cash sweep investment for such Portfolio's account, computed on the basis of a 360-day year and for the actual number of days such repurchase transaction is outstanding at a rate of 0.10% (ten basis points) per annum on the amount of the purchase price paid by such Portfolio in such repurchase transaction;

         (5) a charge of $8 for each "free" transfer of funds from the Custody Account of such Portfolio;

         (6) a charge of $5 for each check written by Custodian to make a payment from such Portfolio's Custody Account; and

         (7) a service charge for each holding of securities or other assets of such Portfolio that are sold by way of private placement or in such other manner as to require services by Custodian which in its reasonable judgment are materially in excess of those ordinarily required for the holding of publicly traded securities in the United States.

         INTERNATIONAL FEES. Each Portfolio shall pay Custodian fees for assets maintained by such Portfolio outside the United States ("Foreign Assets") and charges for transactions by such Portfolio outside the United States (including, without limitation, charges for funds transfers and tax reclaims) in accordance with such schedule of fees and charges for each country in which Foreign Assets of such Portfolio are held as Custodian shall from time to time provide to the Trust. Any asset-based fee shall be based upon the total market value of the applicable Foreign Assets as determined on the last Business Day of the month for which such fee is charged.